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     As filed with the Securities and Exchange Commission on April 29, 2003
                                                    Registration No. 333-64052

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------

                                  SCIOS INC.
            (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                   820 WEST MAUDE AVENUE               95-3701481
(STATE OR OTHER JURISDICTION OF     SUNNYVALE, CALIFORNIA 94085          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)           (408) 616-8200              IDENTIFICATION NUMBER)


                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                              NUMBER, INCLUDING
                AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                   OFFICES)

                     SCIOS INC. 1992 EQUITY INCENTIVE PLAN
                 SCIOS INC. 1996 NON-OFFICER STOCK OPTION PLAN
                           (Full Title of the Plans)

                                DAVID W. GRYSKA
                        SENIOR VICE PRESIDENT, FINANCE
                          AND CHIEF FINANCIAL OFFICER
                                  SCIOS INC.
                             820 WEST MAUDE AVENUE
                          SUNNYVALE, CALIFORNIA 94085
                                (408) 616-8200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

                                   COPY TO:
                         ROBERT I. TOWNSEND, III, ESQ.
                          CRAVATH, SWAINE & MOORE LLP
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, NY 10019
                                (212) 474-1000


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                        DEREGISTRATION OF COMMON STOCK

On June 28, 2001, the Registrant filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8, Registration No. 333-64052 (the "Registration Statement"), for the sale of 3,795,000 shares of the common stock (the "Common Stock"), par value $.001 per share, of the Registrant under the Scios Inc. 1992 Equity Incentive Plan and the Scios Inc. 1996 Non-Officer Stock Option Plan (collectively, the "Plans").

On April 29, 2003, pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 10, 2003, by and among the Registrant, Johnson & Johnson and Saturn Merger Sub, Inc., a wholly-owned subsidiary of Johnson & Johnson, Saturn Merger Sub, Inc. merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of Johnson & Johnson. Each share of Common Stock outstanding immediately prior to the effective time of the merger was converted into the right to receive $45.00 in cash, without interest. Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unissued shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement, constituting 3,389,590 shares.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on the 29th day of April, 2003.


                                        SCIOS INC.

                                        By:   /s/ Christine A. Poon
                                           --------------------------------
                                           Name:  Christine A. Poon
                                           Title: Director


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                                DATE

/s/ Richard B. Brewer
---------------------   President and Chief Executive Officer  April 29, 2003
  Richard B. Brewer          (Principal Executive Officer)

/s/ David W. Gryska
---------------------   Senior Vice President, Finance and     April 29, 2003
  David W. Gryska             Chief Financial Officer
                        (Principal Financial and Accounting
                                      Officer)
/s/ Christine A. Poon
---------------------
  Christine A. Poon                   Director                 April 29, 2003

/s/ Joseph Scodari
---------------------                 Director                 April 29, 2003
  Joseph Scodari